Exhibit 5.0

Clifford L. Neuman, p.c.

Attorney at Law

6800 N. 79th St., Ste. 200

Niwot, Colorado 80503

Telephone: (303) 449-2100

Facsimile: (303) 449-1045

E-mail: clneuman@neuman.com

January 25, 2023

Athena Gold Corporation

2010A Harbison Dr., #312

Vacaville, CA 95687

Re:      Registration Statement on Form S-1

Sir or Madam:

We have acted as legal counsel for Athena Gold Corporation, a Delaware corporation (the "Company") in connection with the Company's Registration Statement on Form S-1 identified above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus included as a part of the Registration Statement (the "Prospectus"), relating to the resale of up to 18,395,000 shares of Common Stock, $0.0001 par value, (the "Common Stock" or “Shares”), by the Selling Securityholders. The Shares were issued or are issuable to the Selling Securityholders as part of unregistered sales of Common Stock and Warrants to the Selling Securityholders. The Common Stock will be distributed by the Selling Securityholders in the manner set forth in the Registration Statement and Prospectus.

In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

Based upon the foregoing, it is our opinion that the Shares, when distributed in a manner consistent with the description contained in the Plan of Distribution included in the Prospectus will be legally issued, fully paid and nonassessable.

In rendering this opinion, we have considered the Delaware General Corporation Law and all applicable provisions of Delaware statutory law and reported judicial decisions interpreting those laws.

The undersigned hereby consents to the filing this opinion as Exhibit 5.0 to the Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 and to the use of its name in the Registration Statement.

Sincerely,

CLIFFORD L. NEUMAN, P.C.

/s/ Clifford L. Neuman
Clifford L. Neuman